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SHAREHOLDER RESPONSE SUMMARY REPORT
IDS FUNDS
IDS Selective Fund, Inc.
June 16, 1999
                                                                                % of Outstanding   % of Shares
                                                               No. of Shares         Shares           Voted
1. Election of Board members.

H. Brewster Atwater, Jr.
         Affirmative                                            98,031,805.859             55.197%      98.938%
         Withhold                                                1,052,457.177              0.592%       1.062%
          TOTAL                                                 99,084,263.036             55.789%     100.000%

Arne H. Carlson
         Affirmative                                            97,827,031.111             55.081%      98.731%
         Withhold                                                1,257,231.925              0.708%       1.269%
          TOTAL                                                 99,084,263.036             55.789%     100.000%

Lynne V. Cheney
         Affirmative                                            98,013,684.093             55.186%      98.920%
         Withhold                                                1,070,578.943              0.603%       1.080%
          TOTAL                                                 99,084,263.036             55.789%     100.000%

William H. Dudley
         Affirmative                                            98,027,814.825             55.194%      98.934%
         Withhold                                                1,056,448.211              0.595%       1.066%
          TOTAL                                                 99,084,263.036             55.789%     100.000%

David R. Hubers
         Affirmative                                            98,040,037.995             55.201%      98.946%
         Withhold                                                1,044,225.041              0.588%       1.054%
          TOTAL                                                 99,084,263.036             55.789%     100.000%

Heinz F. Hutter
         Affirmative                                            98,010,242.508             55.184%      98.916%
         Withhold                                                1,074,020.528              0.605%       1.084%
          TOTAL                                                 99,084,263.036             55.789%     100.000%

Anne P. Jones
         Affirmative                                            98,041,947.377             55.202%      98.948%
         Withhold                                                1,042,315.659              0.587%       1.052%
          TOTAL                                                 99,084,263.036             55.789%     100.000%

William R. Pearce
         Affirmative                                            97,996,551.545             55.177%      98.902%
         Withhold                                                1,087,711.491              0.612%       1.098%
          TOTAL                                                 99,084,263.036             55.789%     100.000%

Alan K. Simpson
         Affirmative                                            97,980,888.065             55.168%      98.886%
         Withhold                                                1,103,374.971              0.621%       1.114%
          TOTAL                                                 99,084,263.036             55.789%     100.000%


SHAREHOLDER RESPONSE SUMMARY REPORT
IDS FUNDS
IDS Selective Fund, Inc.
June 16, 1999
                                                                                % of Outstanding   % of Shares
                                                               No. of Shares         Shares           Voted
John R. Thomas
         Affirmative                                            98,048,470.934             55.206%      98.955%
         Withhold                                                1,035,792.102              0.583%       1.045%
          TOTAL                                                 99,084,263.036             55.789%     100.000%

C. Angus Wurtele
         Affirmative                                            98,033,729.819             55.198%      98.940%
         Withhold                                                1,050,533.217              0.591%       1.060%
          TOTAL                                                 99,084,263.036             55.789%     100.000%

2.  Ratify the selection of independent auditors
         Affirmative                                            97,062,313.264             54.651%      97.959%
         Against                                                   843,352.093              0.475%       0.852%
         Abstain                                                 1,178,597.679              0.663%       1.189%
         TOTAL                                                  99,084,263.036             55.789%     100.000%

3. Change the Fund name from "IDS" to "AXP"
         Affirmative                                            89,548,077.000             50.420%      90.376%
         Against                                                 7,670,424.657              4.319%       7.741%
         Abstain                                                 1,865,761.379              1.050%       1.883%
         TOTAL                                                  99,084,263.036             55.789%     100.000%

6. Changes to investment policies
    6.1 Prohibited conflict of interest
         Affirmative                                            90,905,139.416             51.184%      93.172%
         Against                                                 3,265,613.991              1.839%       3.347%
         Abstain                                                 3,396,642.629              1.912%       3.481%
         TOTAL                                                  97,567,396.036             54.935%     100.000%
         Not Voting                                              1,516,867.000

    6.2 Senior Securities
         Affirmative                                            90,929,963.625             51.198%      93.197%
         Against                                                 3,222,992.610              1.815%       3.303%
         Abstain                                                 3,414,439.801              1.922%       3.500%
         TOTAL                                                  97,567,396.036             54.935%     100.000%
         Not Voting                                              1,516,867.000


FUND TOTALS                                                  Shares
Record Total                                                   177,604,887.042
Voted Shares                                                    99,084,263.036
Percent Voted                                                          55.789%

SHAREHOLDER RESPONSE SUMMARY REPORT
IDS FUNDS
IDS Selective Fund, Inc. Class B
June 16, 1999
                                                                                % of Outstanding   % of Shares
                                                               No. of Shares         Shares           Voted

4. Approve a new shareholder service and distribution plan.
         Affirmative                                            10,353,542.233             46.189%      90.400%
         Against                                                   794,604.413              3.545%       6.937%
         Abstain                                                   304,947.145              1.361%       2.663%
         TOTAL                                                  11,453,093.791             51.095%     100.000%
         Not Voting                                                  7,744.000


FUND TOTALS                                                  Shares
Record Total                                                    22,415,449.446
Voted Shares                                                    11,460,837.791
Percent Voted                                                          51.129%


SHAREHOLDER RESPONSE SUMMARY REPORT
IDS FUNDS
IDS Selective Fund, Inc. Class A & B
June 16, 1999

                                                                                % of Outstanding   % of Shares
                                                               No. of Shares         Shares           Voted

4. Approve a new shareholder service and distribution plan.
         Affirmative                                            78,067,170.113             50.370%      90.504%
         Against                                                 5,616,020.511              3.624%       6.510%
         Abstain                                                 2,575,451.507              1.661%       2.986%
         TOTAL                                                  86,258,642.131             55.655%     100.000%
         Not Voting                                              1,516,867.000

FUND TOTALS                                                  Shares
Record Total                                                   154,987,457.084
Voted Shares                                                    87,775,509.131
Percent Voted                                                          56.634%
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